Exhibit 10.31

2014 Compensation Information for Registrant’s Executive Officers

The table below provides information regarding the base salary of each executive officer of GTx, Inc. (the “Company”), effective as of January 1, 2014:

Executive Officer	Title	2014 Annual Base Salary ($)
Mitchell S. Steiner	Chief Executive Officer and Vice-Chairman of the Board	452,088
Marc S. Hanover	President and Chief Operating Officer	393,317
James T. Dalton	Vice President, Chief Scientific Officer	375,000
Henry P. Doggrell	Vice President, Chief Legal Officer and Secretary	363,576

A description of the retention benefits and arrangements provided to the Company’s executive officers is included under Item 5.02 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 1, 2013, and is incorporated by reference herein.